                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported): June 24, 2003


                          MINORPLANET SYSTEMS USA, INC.
               (Exact Name of Registrant as Specified in Charter)


        DELAWARE                          0-26140               51-0352879
(State or Other Jurisdiction of       (Commission File       (I.R.S. Employer
Incorporation or Organization)            Number)         Identification Number)


               1155 Kas Drive, Suite 100, Richardson, Texas 75081
               (Address of Principal Executive Offices) (Zip Code)


       Registrant's telephone number, including area code: (972) 301-2000


          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5.    OTHER EVENTS AND REQUIRED FD DISCLOSURE.

           Effective June 24, 2003, Messrs. Robert Kelly and Michael Abrahams resigned their respective positions as directors of Minorplanet Systems USA, Inc., a Delaware corporation formerly known as @Track Communications, Inc. (the "Company"). The directors did not present any disagreement with the Company on any matter relating to the Company's operations, policies or practices. Messrs. Kelly and Abrahams were designated to serve on the board of directors by Minorplanet Systems, PLC, a United Kingdom public limited company that is the majority stockholder of the Company. Pursuant to that certain Stock Purchase and Exchange agreement dated February 14, 2001, Minorplanet Systems, PLC has the right to designate at least two (2) of the Company's directors provided that it maintains at least 5% ownership of the Company's outstanding common stock. Minorplanet Systems, PLC has elected to not exercise its rights to designate any replacements for these directors at this time, but it retains the right to do so in the future.

           A copy of the press release, dated June 30, 2003, announcing these director resignations and setting of an annual meeting date, is attached hereto as Exhibit 99.1.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

           (c)  Exhibits. The following exhibits are filed with this document:

EXHIBIT NO.                DESCRIPTION
-----------                -----------

99.1 Press Release dated June 30, 2003 announcing directors' resignations.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             MINORPLANET SYSTEMS USA, INC.


                                             /s/ W. Michael Smith
                                             -----------------------------------
                                                 W. Michael Smith
                                                 Chief Operating Officer

Date: July 7, 2003


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                               INDEX TO EXHIBITS



EXHIBIT
NUMBER                 DESCRIPTION
------                 -----------
99.1                   Press Release dated June 30, 2003 announcing director
                       resignations.